EXHIBIT 99.1

News Release

For Immediate Release	Contact: Steven E. Wilson
December 16, 2010	Chief Financial Officer
(800) 445-1347 ext. 8704

United Bankshares to Acquire Centra Financial Holdings

WASHINGTON, D.C. and CHARLESTON, WV —United Bankshares, Inc. (“United”) (NASDAQ: UBSI) Chairman and Chief Executive Officer, Richard M. Adams, announced the signing of a definitive merger agreement with Centra Financial Holdings, Inc. (“Centra”). The acquisition of Centra will afford United the opportunity to enhance its existing footprint in Maryland and West Virginia, as well as provide an entry into Pennsylvania. Since 1982, United has completed and effectively integrated 27 acquisitions.

Centra, which is headquartered in Morgantown, West Virginia, has $1.4 billion in assets and 15 offices and one loan origination office. Centra’s locations are in and surrounding the four strategic markets of Hagerstown, Maryland; Martinsburg, West Virginia; Morgantown, West Virginia; and Uniontown, Pennsylvania. With the acquisition of Centra, United’s assets will grow to approximately $9 billion.

United will acquire 100% of the outstanding shares of Centra in exchange for common shares of United. The exchange ratio will be fixed at 0.7676 of United shares for each share of Centra which equates to $21.00 based on United’s closing price of $27.36 on December 10, 2010. United will provide cash consideration for Centra’s outstanding options. The transaction, which has been approved by both United’s and Centra’s Boards of Directors, is estimated to close early in the third quarter of 2011, pending regulatory approvals and the approval of Centra shareholders.

The estimated aggregate consideration of the transaction is approximately $186.9 million based on Centra’s 8.4 million common shares outstanding, Centra’s 1.2 million options outstanding and United’s recent stock price of $27.36 per share as of December 10, 2010. The announced price represents 17.3 times Centra’s 2011 earnings estimate and 1.3 times book value.

Adams stated, “We are excited about the Centra announcement. It is an in-market transaction and provides us additional opportunities to generate revenue growth. Centra is a well run banking franchise which has remained profitable throughout the economic downturn. Centra has also maintained strong capital levels and better than peer credit metrics. This is a good fit for United financially, geographically, and culturally.”

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Douglas J. Leech, Centra’s Founder, Chairman and Chief Executive Officer stated, “This combination of our two banks will immediately enhance value for Centra’s shareholders. They will receive substantial liquidity, have a meaningful premium on their stock and a threefold increase in the dividend based on United’s current practice.”

In addition, Mr. Leech commented, “The customer service philosophy of United is one that will be very familiar to Centra’s employees. Our customers will benefit from the combined strengths of our organizations with additional products and services and more convenient locations.”

With this acquisition United will hold the #1 deposit market share position in the Morgantown, West Virginia, MSA, #2 deposit market share position in Fayette County, Pennsylvania, and will jump to the #5 spot in the Hagerstown-Martinsburg, MD-WV, MSA. United is currently ranked the 50th largest bank holding company in the nation based on market capitalization, and has $7.6 billion in assets and 112 full service offices in Ohio, West Virginia, Virginia, Maryland, and Washington, D.C.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between Centra Financial Holdings, Inc. (“Centra”) and United Bankshares, Inc. (“United”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) United’s and Centra’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of United and Centra and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United and Centra. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of United and Centra may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the

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regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the stockholders of Centra may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which United and Centra are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in United’s and Centra’s markets could adversely affect operations; and (10) the economic slowdown could continue to adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Centra’s and United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov).

United and Centra caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to United or Centra or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. United and Centra do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Participants in the Transactions

United, Centra and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Centra’s shareholders in favor of the merger with United. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Centra shareholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of United in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on March 25, 2010. You can find information about Centra’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on April 9, 2010. You can obtain free copies of these documents from United, or Centra using the contact information above.

Additional Information About the Merger and Where to Find It

Shareholders of Centra and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that United will file with the Securities and Exchange Commission in connection with the proposed merger because it will contain important information about United, Centra, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors will be able to obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101 telephone (304) 424-8800. The

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proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by accessing Centra’s website at www.centrabank.com under the tab “About Centra” and then under the heading “Shareholder Information”. You are urged to read the proxy statement/prospectus carefully before making a decision concerning the merger. You are urged to read the proxy statement/prospectus carefully before making a decision concerning the merger.